Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Kevin M. Landis, President and Secretary of Firsthand Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 30, 2019	/s/ Kevin Landis
Kevin M. Landis, President and Secretary

I, Omar Billawala, Treasurer of Firsthand Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 30, 2019	/s/ Omar Billawala
Omar Billawala, Treasurer